HENDERSON, NELSON, WALSH, MORGAN & MOLOF
LEE S. MOLOF, ESQ.
Nevada Bar No. 00627
164 Hubbard Way, Suite B
Reno, Nevada  89502
(702) 825-7000

McDONALD, CARANO, WILSON, McCUNE,
  BERGIN, FRANKOVICH & HICKS
A.J. HICKS, ESQ.
Nevada Bar No. 001178
VALERIE COOKE SKAU, ESQ.
Nevada Bar No. 00783
241 Ridge St., 4th Floor
P.O. Box 2670
Reno, Nevada  89505
(702) 322-0635

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.
350 South Grand Avenue, 36th Floor
Los Angeles, California  90071-3442
(213) 613-2800

Attorneys for Plaintiff

                UNITED STATES DISTRICT COURT

                     DISTRICT OF NEVADA

FEDERAL DEPOSIT INSURANCE       )
CORPORATION, a corporation      )  Case No. CV-S-95-00679-PMP(LRL)
organized under the laws of the )
United States, acting in its    )
corporate capacity and as       )
successor and assignee of       )
EUREKABANK, f/k/a EUREKA        )
FEDERAL SAVINGS AND LOAN        )
ASSOCIATION,                    )
                                )
               Plaintiff,       )
                                )
     vs.                        )
                                )
JOHN B. ANDERSON and EDITH      )  STIPULATION AND ORDER FOR:
ANDERSON, individuals and       )  ENTRY OF ORDER APPOINTING
husband and wife, CEDAR         )  RECEIVER AND FOR INJUNCTIVE
DEVELOPMENT CO., a Nevada       )  RELIEF, AND FOR ENTRY OF
corporation; J.A., INC., a      )  CONSENT JUDGMENT
Nevada corporation and J.B.A.   )
INVESTMENTS, INC., a Nevada     )
corporation,                    )
                                )
               Defendants.      )

     Plaintiff, the Federal Deposit Insurance Corporation, a

corporation  organized under the laws of the United  States,

acting  in  its  corporate capacity  and  as  successor  and assignee of Eurekabank, f/k/a Eureka Federal Savings &  Loan

Association ("Plaintiff" or the "FDIC"), by and through  its undersigned attorneys, and Defendants, John B. Anderson  and

Edith  Anderson,  individually  and  as  husband  and   wife

("Anderson"),   and   Cedar  Development   Co.,   a   Nevada

corporation,  J.A., Inc., a Nevada corporation,  and  J.B.A.

Investments,   Inc.,   a   Nevada   corporation   ("Anderson

Parties"),  by  and  through  their  undersigned  attorneys,

stipulate and agree as follows:

                          RECITALS

     A.   On or about July 14, 1995, the FDIC filed its Complaint

for   Specific   Performance,   Appointment   of   Receiver,

Injunctive  Relief, Judicial Foreclosure and Enforcement  of

Judgment ("Complaint"), commencing the above-captioned  case

("Case").

     B.   On or about July 14, 1995, the FDIC filed its "Motion

for  Appointment of Receiver and Application  for  Order  to

Show  Cause  Why  a  Receiver Should Not be  Appointed  with

Memorandum  of Points and Authorities and Affidavits  of  R.

Michael  Flick  and  John  F. Stiepel  in  Support  Thereof"

("Receivership Motion"), with respect to the obligations  of

Defendants under the "Debtor Creditor Agreement" with Eureka

Federal Savings & Loan Association (the "DCA"), that certain judgment  referred to in paragraph 11 of the Complaint  (the

"Clark  County  Judgment")  and a  California  Sister  State

Judgment  referred to in paragraph 15 of the Complaint  (the

"California Sister State Judgment").

     C.   Anderson and the Anderson Parties filed an Answer to

the  Complaint  on or about August 11, 1995  ("Answer")  and

filed   Points   and  Authorities  in  Opposition   to   the

Receivership  Motion ("Receivership Opposition").  The  FDIC

filed  its  Reply Points and Authorities in Support  of  the

Receivership Motion on August 25, 1995.

     D.    On  or  about August 9, 1995, West Coast Mortgage

Holdings,  Inc. ("West Coast") filed a motion  to  intervene

("Intervention  Motion")  in the Case.  The  Maxim  Hotel  &

Casino  in Las Vegas, Nevada ("Maxim") is owned and operated by  Baby Grand Corp. ("Baby Grand"). West Coast holds a deed of  trust and security interest in the Maxim. Baby Grand  is not  a  party  to this Case. The FDIC, Defendants  and  Baby

Grand  have  filed oppositions to West Coast's  Intervention

Motion. The Court has not ruled on the Intervention Motion.

     E.   The FDIC, Anderson and the Anderson Parties desire to

resolve   the   Case,  the  Receivership  Motion   and   the

Receivership   Opposition,  and   in   furtherance   thereof

stipulate  to the entry of this Stipulation and  Order  for:

Entry  of  Order  Appointing  Receiver  and  for  Injunctive

Relief, and for Entry of Consent Judgment ("Stipulation  And

Order"), and agree as follows:

                         STIPULATION

     1.   Anderson and the Anderson Parties hereby admit and

acknowledge the validity and immediate enforceability of the

DCA,  the  Clark County Judgment, and the California  Sister

State  Judgment. The parties have agreed to  submit  to  the

Court  the  Findings,  as  defined in  Paragraph  4  hereof.

Anderson and the Anderson Parties hereby admit the veracity of all of the statements and conclusions contained in the

Findings,  and  the veracity of such allegations,  averments and  statements in the Complaint only as are consistent with the Findings. Anderson and the Anderson Parties hereby waive all  defenses  raised  in the Answer  and  the  Receivership

Opposition, and any and all defenses which could  have  been raised.

     2.   An Order Appointing Receiver and Granting Injunctive

Relief,  in  the form attached hereto as Exhibit  "A",  (the

"Receivership  Order")  shall be  entered  contemporaneously

herewith,   appointing   Ronald  L.   Durkin   as   receiver

("Receiver") with all of the powers and authority set  forth in  the  Receivership  Order (the  "Receiver  Powers").  The

Receiver  Powers shall not include authority to perform  any act  that  would  violate any applicable law or  regulation,

including  applicable gaming laws, regulations, and  license conditions.

     3.   The Receiver Powers shall include all powers and rights

granted  the  FDIC  in  paragraph 6.18  of  the  DCA.  These specific  powers  shall be referred to collectively  as  the

"Investigatory Authority".

     4.   Findings of Fact And Conclusions of Law ("Findings"),

in the form attached hereto as Exhibit "B", shall be entered by  the  Court contemporaneously herewith; and Anderson  and the  Anderson  Parties hereby admit,  and  agree  that  such

Findings shall be preclusive in any subsequent litigation or legal proceeding with the FDIC, in any forum, including  the

United  States  Bankruptcy  Court,  and  Anderson  and   the

Anderson  Parties  agree  that they  shall  be  collaterally estopped  from  asserting  any  legal  or  factual  position

otherwise.   Anderson  and  the  Anderson   Parties   hereby
acknowledge and agree, that the Debt owing under the DCA  is

$66,192,854.37  as  of August 31, 1995,  with  interest  and costs of collection continuing to accrue.

     5.   A consent judgment, in the form attached hereto as

Exhibit  "C" ("Judgment"), may be submitted by the  FDIC  to the  Court for entry, in accordance with paragraph 8 of this

Stipulation  And  Order.  FDIC, Anderson  and  the  Anderson

Parties  agree that the Judgment may be amended or  modified before  submission,  but only by written  agreement  of  the

FDIC, Anderson and the Anderson Parties.

     6.    Anderson shall immediately deliver or cause to be

delivered  to  the FDIC possession of the stock certificates in  J.B.A. Investments, Inc.; and Anderson hereby represents and  warrants that such stock certificates represent all  of

the   issued  and  outstanding  capital  stock   of   J.B.A.

Investments, Inc.

     7.   Anderson and the Anderson Parties agree that they shall

not  object to, interfere with, obstruct or impede,  in  any way,  the matters currently pending before the State  Gaming

Control Board and the Nevada Gaming Commission regarding the applications  of Ronald L. Durkin and Larry Bertsch.  It  is understood  and acknowledged that the Receiver shall  comply with  all applicable laws and regulations, including  Nevada gaming laws, regulations and license conditions.

     8.   Anderson, the Anderson Parties and the FDIC shall, for

a  period  of sixty (60) days from the date of the entry  of

the   Receivership   Order,  unless  extended   by   written

agreement, (the "Negotiation Period"), attempt to  negotiate and  execute a written agreement for resolution of the  FDIC

claims   against   Anderson   and   the   Anderson   Parties

("Settlement  Agreement").  If  a  Settlement  Agreement  is

executed by the FDIC and Anderson on or before the last  day of the Negotiation Period, Anderson and the Anderson Parties

shall  have an additional sixty (60) days from the  date  of execution  of the Settlement Agreement, unless  extended  by written  agreement, in which to satisfy all  of  the  terms,

conditions  and  requirements of such  Settlement  Agreement

(the  "Closing  Period").  In the event that  Anderson,  the

Anderson  Parties  and  the FDIC are  unable  to  execute  a

Settlement Agreement, the FDIC may immediately, on the first day  that  the  Court or Court Clerk is  open  for  judicial business, following the last day of the Negotiation  Period,

and  without  notice  to Anderson or the  Anderson  Parties,

submit the Judgment to the Court for immediate entry.  If  a

Settlement  Agreement  is  reached,  but  Anderson  and  the

Anderson  Parties  are  unable to  comply  with  all  terms,

conditions  and requirements of the Settlement Agreement  on or  before the last day of the Closing Period, the FDIC  may immediately, on the first day that the Court or Court  Clerk is open for judicial business, following the last day of the

Closing  Period,  and  without notice  to  Anderson  or  the

Anderson  Parties,  submit the Judgment  to  the  Court  for immediate  entry.  Should the last day  of  the  Negotiation

Period and/or the Closing Period fall on a Saturday, Sunday,

or  legal holiday, then such period shall be extended  until the  next  day  that the Court or Court Clerk  is  open  for judicial  business. The Receiver shall not exercise  any  of the  Receiver Powers other than the Investigatory  Authority until  such  time as the Judgment is entered by  the  Court,

unless  otherwise ordered by the Court. The Receiver  shall,

in all instances, act within the scope of any judgment that may be entered in the Case and the Receivership Order.

     9.   During the Negotiation Period and, if a Settlement

Agreement  is  executed,  during  the  Closing  Period,  the

Receiver  Powers  shall be limited to the  exercise  of  the

Investigatory Authority, and the following paragraphs of the

Receivership Order shall be stayed: Paragraphs 2, 4,  6,  7,

8,  9, 11, 12, 13, 16, and 18. The Receiver is authorized to communicate to the FDIC any and all information obtained  in the exercise of the Investigatory Authority. Nothing in this

Stipulation  And  Order shall preclude the FDIC  and/or  the

Receiver  from  requesting,  by  motion  to  the  Court,   a

termination  of  the  foregoing stay provisions  at  anytime before the Judgment is entered; the Court may terminate such stay if it determines that Anderson or the Anderson Parties,

or  any  person or representative associated therewith,  (a)

has  committed fraud with respect to or misappropriated  any interests  in  the  UCC-1  AND REAL  ESTATE  ASSETS  or  the

CERTIFICATED  SECURITY  ASSETS,  or  (b)  has  violated  any portion  of the Injunction contained within the Receivership

Order.

     10.  Anderson and the Anderson Parties hereby expressly

acknowledge  that  by  entering into  this  Stipulation  And

Order,  the  FDIC is not agreeing to compromise  its  claims against Anderson and the Anderson Parties.

     11.   If all terms, conditions and requirements of  the

Settlement  Agreement are met by Anderson and  the  Anderson

Parties on or before the last day of the Closing Period, the

FDIC  shall  immediately dismiss the  Complaint,  the  Court

shall   discharge  the  Receiver,  and  the  parties   shall

otherwise   perform  all  of  the  terms,   conditions   and
requirements of the Settlement Agreement.

     12.  Anderson and the Anderson Parties each hereby agree,

that in the event that each or any of them seek relief under

Title  11  of  the United States Code, that they  shall  not contest, object to, or otherwise oppose, on any grounds, any motions filed by the FDIC in any bankruptcy cases, filed  by

Anderson   and/or  any  or  all  of  the  Anderson  Parties,

requesting  relief  from the automatic  stay  of  11  U.S.C.

section 362(a).

          DATED this 12th day of September, 1995.

/s/                               /s/
LEE S. MOLOF, ESQ.                THOMAS F. KUMMER, ESQ.
HENDERSON, NELSON, WALSH,         ANTHONY A. ZMAILA, ESQ.
MORGAN & MOLOF                    KUMMER KAEMPFER BONNER &
                                   RENSHAW
                                  Attorneys for Defendants
McDONALD, CARANO, WILSON,
McCUNE, BERGIN, FRANKOVICH &
HICKS
A.J. HICKS, ESQ.
VALERIE COOKE SKAU, ESQ.

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.

Attorneys for Plaintiff

                            ORDER

     IT IS SO ORDERED.

     DATED this 12th day of September, 1995.



                              /s/
                              United States District Judge

HENDERSON, NELSON, WALSH, MORGAN & MOLOF
LEE S. MOLOF, ESQ.
Nevada Bar No. 00627
164 Hubbard Way, Suite B
Reno, Nevada  89502
(702) 825-7000

McDONALD, CARANO, WILSON, McCUNE,
  BERGIN, FRANKOVICH & HICKS
A.J. HICKS, ESQ.
Nevada Bar No. 001178
VALERIE COOKE SKAU, ESQ.
Nevada Bar No. 00783
241 Ridge St., 4th Floor
P.O. Box 2670
Reno, Nevada  89505
(702) 322-0635

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.
350 South Grand Avenue, 36th Floor
Los Angeles, California  90071-3442
(213) 613-2800

Attorneys for Plaintiff

                  UNITED STATES DISTRICT COURT

                       DISTRICT OF NEVADA

FEDERAL DEPOSIT INSURANCE       )
CORPORATION, a corporation      )  Case No. CV-S-95-00679-PMP(LRL)
organized under the laws of the )
United States, acting in its    )
corporate capacity and as       )
successor and assignee of       )
EUREKABANK, f/k/a EUREKA        )
FEDERAL SAVINGS AND LOAN        )
ASSOCIATION,                    )
                                )
               Plaintiff,       )
                                )
     vs.                        )
                                )
JOHN B. ANDERSON and EDITH      )  CONSENT JUDGMENT
ANDERSON, individuals and       )
husband and wife, CEDAR         )
DEVELOPMENT CO., a Nevada       )
corporation; J.A., INC., a      )
Nevada corporation, and J.B.A.  )
INVESTMENTS, INC., a Nevada     )
corporation,                    )
                                )
               Defendants.      )

     Pursuant  to the Stipulation And Order: For Entry  of  Order

Appointing  Receiver  For  Injunctive Relief  and  For  Entry  of

Consent  Judgment  ("Stipulation  And  Order")  entered  in  this action, and based upon the Findings of Act and Conclusions of Law

("Findings"),   and  Order  Appointing  Receiver   and   Granting

Injunctive  Relief ("Receivership Order") entered in this  action the  Court  hereby  directs entry of this Consent  Judgment,  and

ORDERS, ADJUDGES AND DECREES that:

     1.   Defendants John B. and Edith Anderson ("Anderson"), and

Cedar  Development  Co. ("Cedar Development"),  J.A.,  Inc.,  and

J.B.A. Investments, Inc. (the "Anderson Parties") are jointly and

severally   liable   to  Plaintiff  Federal   Deposit   Insurance

Corporation as Manager of the FSLIC Resolution Fund, as successor-

in-interest to Federal Savings and Loan Insurance Corporation and

as successor and assignee of Eurekabank, formerly known as Eureka

Federal  Savings  and Loan Association ("FDIC") on  FDIC's  First

Cause  of Action for Specific Performance, Second Cause of Action

for  Appointment  of  a  Receiver,  Third  Cause  of  Action  for

Injunctive  Relief  and  Fourth  Cause  of  Action  for  Judicial

Foreclosure.  Anderson  (husband  and  wife)  are   jointly   and

severally  liable  to  FDIC  on its Fifth  Cause  of  Action  for

Enforcement of Judgment.

     2.  Anderson and the Anderson Parties, and each of them, are hereby permanently enjoined from engaging in any of the acts enjoined in the Receivership Order. This permanent injunction is binding upon Anderson and the Anderson Parties, and each of them,

and upon their officers, agents, servants, employees, and attorneys and upon those persons in active concert or participation with them who receive actual notice of this

injunction by personal service or otherwise.

     3. Ronald L. Durkin, C.P.A. of Nielsen, Elggren, Durkin & Co.,

is hereby appointed the permanent receiver ("Receiver") over the assets of Anderson and the Anderson Parties to the extent and with the powers set forth in the Receivership Order.

     4.  Anderson, the Anderson Parties and anyone claiming through them (other than any creditors senior in priority to the FDIC)

are hereby directed to deliver possession of the Collateral

described in the Debtor Credit Agreement ("DCA") and Security

Documents described in and attached to the Complaint, and the rents, issues and profits from such Collateral to the Receiver for the benefit of FDIC. Anderson is hereby further directed to deliver any and all other assets which Anderson (husband and wife) own, legally or equitably, or have a beneficial interest in, to the Receiver.

     5.   Anderson and the Anderson Parties are liable to FDIC, as of

August 31, 1995, in the sum of $66,192,854.37, together with interest thereon at the annual rate of 15.00% as provided in the

DCA and Security Documents to the date of entry of this Judgment,

plus costs of collection, including reasonable attorney's fees,

calculated as provided in the DCA and Security Documents,

together with interest thereon as provided in the DCA and

Security Documents to the date of entry of this Judgment. FDIC is also granted post judgment interest as allowed by law.

     6.  Anderson (husband and wife) are liable to FDIC on the Fifth

Cause of Action in the sum of $54,563,926.52 as of September 9,

1995, together with interest thereon as allowed by law to the date of entry of this Judgment. FDIC is also granted post-

judgment interest as allowed by law. FDIC, through the Receiver or separately, may use this Court's process to execute on or otherwise enforce its judgment on the Fifth Cause of Action. The

FDIC shall not be entitled to recover more than the amount stated

in Paragraph 5 above.

     7. The rights, claims, ownership, liens, titles and demands of

Anderson and the Anderson Parties and all persons claiming

through them (other than creditors senior in priority to the

FDIC) subsequent to the execution of the DCA and the Security

Documents are subject, subsequent and subordinate to FDIC's

rights to the collateral described in the Security Documents.

     8.     The collateral described in the Security Documents

shall be judicially foreclosed and shall be sold according to law by the Receiver. Such foreclosure shall be subject to

consummation of the sale and expiration of the redemption period.

The proceeds of such sale or sales shall be applied first to payment of senior lienholders, if any, and then to the General

Debt, less costs and expenses of operation and collection,

including reasonable attorneys' fees as provided for by the DCA.

     9.  Anderson and the Anderson Parties and all persons claiming through them subsequent to the execution of the DCA and Security

Documents (other than creditors senior in priority to the FDIC),

as lien claimants, judgment creditors, claimants under a junior deed of trust or security agreement, purchasers, encumbrancers,

or otherwise, are barred and foreclosed from all rights, claims, interests, or equity of redemption in the foreclosed collateral when time for redemption has elapsed.

     10.   FDIC or any other party to this action may become a

purchaser at any and all foreclosure sales.

     11.  When the time for redemption has elapsed, the Receiver shall execute a deed or other certificate of ownership to the purchaser of the collateral at any such sale, and let the purchaser into possession of such collateral at the purchaser's request upon production of the deed or other certificate of ownership.

     12. There shall be no appeal.

     13.     Any and all disputes arising out of this Consent

Judgment, the Stipulation And Order, the Findings and the

Receivership Order entered in this action shall be subject to the exclusive jurisdiction of this Court and shall be resolved upon motion to this Court. This Court retains continuing jurisdiction of this matter for this purpose. In the event of a dispute, the prevailing party shall be awarded its reasonable attorneys' fees and costs.

     14. This Court further retains jurisdiction to make and enter such orders and decrees, upon application of the Receiver or otherwise, as may be necessary for the guidance of the Receiver in the performance of his duties and in the administration of the receivership estate.

     15.  This Consent Judgment shall be binding upon and inure to the benefit of the successors and assigns of FDIC, Anderson and the

Anderson Parties.

     The   entry  of  this  Consent  Judgment,  as  well  as  the

Stipulation  And  Order, the Findings and the Receivership  Order

are hereby consented to by the undersigned parties this _____ day of September, 1995

JOHN B. ANDERSON,                 EDITH ANDERSON,
individually                      individually


CEDAR DEVELOPMENT CO.             J.A., Inc.


By:                               By:
     John B. Anderson                  John B. Anderson
     Its                               Its


J.B.A. INVESTMENTS, INC.


By:
     John B. Anderson
     Its


     DATED this _____ day of September, 1995.



                              United States District Judge

Submitted by:

/s/
LEE S. MOLOF, ESQ.
HENDERSON, NELSON, WALSH,
MORGAN & MOLOF

McDONALD, CARANO, WILSON,
McCUNE, BERGIN, FRANKOVICH &
HICKS
A.J. HICKS, ESQ.
VALERIE COOKE SKAU, ESQ.

HUGHES HUBBARD & REED
RITA M. HAEUSLER, ESQ.
MICHAEL P. BARBEE, ESQ.

Attorneys for FDIC

APPROVED AS TO FORM AND CONTENT:


/s/
THOMAS F. KUMMER, ESQ.
KUMMER KAEMPFER BONNER & RENSHAW
Attorneys for Defendants